SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.)

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

TAYLOR DEVICES INC
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TAYLOR DEVICES, INC.

90 TAYLOR DRIVE

NORTH TONAWANDA, NEW YORK 14120

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF TAYLOR DEVICES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. (the "Company") will be held at the Hyatt Place Buffalo/Amherst, 5020 Main Street, Amherst, New York on October 20, 2023, at 11:00 a.m. EDT. In contrast to last year, there will not be an option to attend virtually.  Shareholders who do not attend in person are encouraged to vote by proxy.

1. To elect one Class 2 director of the Company to serve a three-year term to expire in 2026, or until the election and qualification of his successor.
.

2.  To ratify the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2024.

3.  To approve the non-binding advisory resolution approving the compensation of the Company's named executive officers.

4.  To determine, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company's named executive officers.

5. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on August 21, 2023, as the record date for determining which shareholders shall be entitled to notice of and to vote at the Annual Meeting.  SHAREHOLDERS MAY ATTEND THE MEETING BY PROXY.  SHAREHOLDERS ARE REQUESTED TO PROMPTLY SUBMIT THEIR VOTE BY INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD.  THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Mark V. McDonough
DATED:	September 8, 2023	Mark V. McDonough
	North Tonawanda, New York	Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

The Proxy Statement and the 2023 Annual Report to shareholders are available at www.taylordevices.com/investors.html

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

OF

TAYLOR DEVICES, INC.

90 TAYLOR DRIVE

NORTH TONAWANDA, NEW YORK 14120

_________________________

OCTOBER 20, 2023

This Proxy Statement is furnished to shareholders by the Board of Directors of Taylor Devices, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on October 20, 2023, at 11:00 a.m. EDT, and at any adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about September 8, 2023.

If the enclosed form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the proxy's instructions.  Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Corporate Secretary of the Company.

The Board of Directors has fixed the close of business on August 21, 2023, as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting.  On August 21, 2023, the Company had outstanding and entitled to vote a total of 3,521,376 shares of common stock.  Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

For shares held in the name of a broker or other nominee, the owner may vote such shares at the meeting if the owner brings with him or her a letter from the broker or nominee confirming his or her ownership as of the record date, and a legal proxy.

PROPOSAL 1

ELECTION OF DIRECTOR

General

Each year directors comprising one of the three Classes of the Board of Directors of the Company are proposed for election by the shareholders, each to serve for a three-year term, or until the election and qualification of his successor. The Board of Directors, acting upon the recommendation of the Nominating Committee, named Mr. Timothy Sopko as management’s nominee to be elected at this Annual Meeting.

The persons named on the enclosed form of proxy will vote all shares present at the Annual Meeting for the election of the nominee, unless a shareholder, by his or her proxy, directs otherwise.  Should Mr. Sopko be unable to serve, proxies will be voted in accordance with the best judgment of the person or persons acting under such authority.  Management expects that the nominee will be able to serve.

The Company believes that the nominee has professional experience in areas relevant to its strategy and operations.  The Company also believes that the nominee has other attributes necessary to guide the Company and help the Board function effectively, including high personal and professional ethics, the willingness to engage management and each other in a constructive and collaborative fashion, the ability to devote significant time to serve on the Board and its committees and a commitment to representing the long-term interests of the shareholders.  In addition to these attributes, in each individual's biography set forth below, the Company has highlighted specific experience, qualifications and skills that led the Nominating Committee and the Board to conclude that each individual should continue to serve as a director.

Class 2 Director Whose Term Will Expire in 2026

Timothy J. Sopko, 57, has served as a director since 2020.

Mr. Sopko’s business experience spans more than thirty years in Aerospace (Military and Civil), Industrial as well as Commercial markets with a primary focus in the areas of Engineering, Product Development, Program Management, Operations, and Business Management.

Prior to joining Taylor Devices as CEO in April 2019, Mr. Sopko was Vice President and General Manager of Carleton Technologies Inc. (d.b.a. Cobham Mission Systems) in Orchard Park, New York, a Department of Defense Contractor.  While there, he also held the positions of General Manager, Director of Engineering and Programs, Director of Engineering and Director of Business Development. Under Mr. Sopko’s leadership as VP and GM, Carleton successfully grew annual sales from $110m to over $200m.

After nine years of Design Engineering and Program Management in industry (1988-1997), Mr. Sopko co-founded Comprehensive Technical Solutions Inc., a New York State S-corporation that provides product design engineering services to companies across the United States as well as produces and supports a portfolio of internally funded products.

Mr. Sopko is a Mechanical Engineering graduate of The State University of New York at Buffalo where he was also a member of the University’s Mechanical and Aerospace Dean’s Advisory Board for over ten years. Mr. Sopko is also an author and/or co-author on several US Patents.  The combination of Mr. Sopko’s knowledge and experience in various management positions within the industry is the basis for the Nominating Committee’s appointment of Mr. Sopko to serve as a member of the Board of Directors.

MANAGEMENT RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE.

Class 1 Director Whose Term Will Expire in 2024

John Burgess, 78, has served as a director since 2007 and is currently the Chairman of the Board of Directors.

Mr. Burgess gained his international strategy, manufacturing operations and organizational development expertise from his more than 40 years of experience with middle market public and privately-owned companies. Mr. Burgess served as President and CEO of Reichert, Inc. a leading provider of ophthalmic instruments, and spearheaded the acquisition of the company from Leica Microsystems in 2002, leading the company until its sale in January 2007.  Prior to the acquisition, Mr. Burgess served as President of Leica’s Ophthalmic and Educational Divisions before leading the buyout of the Ophthalmic Division and formation of Reichert, Inc.

From 1996 to 1999, Mr. Burgess was COO of International Motion Controls, a $200 million diversified manufacturing firm. During his tenure there, he led a significant acquisition strategy that resulted in seven completed acquisitions and sixteen worldwide businesses in the motion control market. Previously, Mr. Burgess operated a number of companies for Moog, Inc., and Carleton Technologies, including six years as President of Moog’s Japanese subsidiary, Nihon Moog K.K. located in Hiratsuka, Japan. Moog, Inc. is the global leader in electro-hydraulic servo control technology with focus on the aerospace and defense sectors.  It was recognized as one of The 100 Best Companies to Work for in America by Fortune Magazine.

Mr. Burgess earned a Bachelor of Science in Engineering from Bath University in England, and a Master of Business Administration from Canisius College. Currently Mr. Burgess is a Director of Bird Technologies Corporation of Solon, Ohio.

As a result of the positions and experience described above, Mr. Burgess demonstrates leadership skills with his strong background in financial and accounting matters.  He serves as Chairman of the Audit Committee as well as the Audit Committee financial expert.  The Company believes that Mr. Burgess' academic background, and his experience in executive positions at a range of companies in industries related to that of the Company, qualify him to serve as a member of the Board of Directors.

F. Eric Armenat, 64, has served as a director since 2018.

Mr. Armenat has 40 years of business experience across a myriad of industries both private and public. He most recently served as the President and Chief Executive Officer of Multisorb Filtration Group which he successfully spearheaded the sale of in early 2018 from a private equity owner.  Multisorb is the world leader in the active packaging industry solving complex technical challenges in the pharmaceutical, food, and industrial markets.

From 2012 to 2016, Mr. Armenat served as President and Chief Executive Officer for several companies owned by private equity.  These companies included healthcare delivery, medical waste collection and disposal as well as active packaging. He was responsible for the successful business improvement and eventual divestiture of the companies.

From 2009 to 2012, Mr. Armenat served as Chief Operating Officer of Avox Systems (Zodiac Aerospace), a leading supplier of aircraft oxygen systems. From 1994 to 2009, he served as Vice President of Operations and then President and General Manager of Carleton Technologies (Cobham Mission Systems), a global leader of technology for the military and commercial aviation markets.  Mr. Armenat also worked as an Operations Management Consultant with Ernst and Young beginning in 1984.

Mr. Armenat earned his Bachelor of Science Degree in Industrial Engineering from Southern Illinois University and his MBA in Finance and Accounting from St. Bonaventure University. He also proudly served in the United States Air Force.

Mr. Armenat’s management and industry experience enable him to provide the Board with a perspective on the Company’s business, operations, and strategic issues. The Company believes that Mr. Armenat's education, positions and experience described above qualify him to serve as a member of the Board of Directors.

Class 3 Director Whose Term Will Expire in 2025

Robert M. Carey, 78, has served as a director since 2020.

Mr. Carey brings over forty-five years of experience ranging from General Management to consultative work to the Company.  He was the General Manager of the Reichert Analytical Instruments group from 2001 to 2009. The company manufactures and internationally sells a variety of analytical measurement instruments for use in medicine, food processing, and biotechnology research.

Mr. Carey was the Principal at CMA, Ltd from 1990 to 2001. CMA, Ltd provides consulting services to the manufacturing sector in the area of organization, operational change, and strategic planning. Mr. Carey was also a Partner in Decision Processes International (DPI) from 1999 to 2001. DPI is an international strategic planning consultancy working with companies of all sizes.

In 1979 Mr. Carey joined Wilson Greatbatch Ltd. (now Integer Holdings) as North American Sales Manager. Mr. Greatbatch held the patents for the implantable pacemaker. The eponymously named company is the world’s leader in implantable power sources.  In 1981 Mr. Carey was named Vice President of Wilson Greatbatch and General Manager of the Electrochem Division. Electrochem manufactures and internationally sells high energy batteries used in rugged or remote environments such as space, oil and gas drilling, the military and the ocean.

He earned a Bachelor of Science in Microbiology from the State University of California, Long Beach, and a Master of Business Administration from the State University of New York at Buffalo. Mr. Carey served in the U.S. Army achieving the rank of Captain.

The Company believes that Mr. Carey’s experience in strategic planning for technical manufacturing companies and his knowledge of lean manufacturing, related statistical techniques, and team-based organization structures qualify him to serve as a member of the Board of Directors.

Alan R. Klembczyk, 57, has served the Company as President and as a member of the Board of Directors since June 1, 2018.

Since graduating from the University of Buffalo in 1987 with a degree in Mechanical Engineering, Mr. Klembczyk has held key positions in Sales, Engineering and Executive Management at Taylor Devices. Over the last 34 years, he has held titles such as Design Engineer, Assistant Chief Engineer, Chief Engineer, Vice President of Sales & Engineering and was appointed President of the Company and Member of the Board of Directors in 2018.

Mr. Klembczyk has been responsible for establishing new Sales & Marketing policies and has been directly involved with defining internal Company policy and strategic direction in cooperation with all levels of Taylor Devices’ Management.  He has been an integral part of the team that managed upgrades to the Quality System and obtaining third party certification to International Standards ISO 9001, ISO 14000 and Aerospace Standard AS9100.

Mr. Klembczyk has served for many years on the Technical Advisory Group for the US Shock and Vibration Information & Analysis Center (SAVIAC) and the Shock and Vibration Exchange (SAVE).  In 2019, he received the Distinguished Service Award from SAVE.  Additionally, he has been a tutorial and course instructor for various organizations internationally and has participated in technical conferences and symposia.  He is a founding member and first co-chair of the Industry Partner Committee of the US Resiliency Council.

Mr. Klembczyk has participated in many research projects for products for military & aerospace, industrial, and structural applications.  He has served as Program Manager for many of these projects and has worked with academia including the University at Buffalo’s MCEER: Earthquake Engineering to Extreme Events, among others.

He has published several papers describing unique applications for structural dampers, tuned mass dampers, vibration isolators, shock absorbers, and shock isolators and holds US Patents for some of these components.  These papers have been published by SAVE, SAVIAC, the Society for Experimental Mechanics (SEM) and the Applied Technology Council (ATC).

The Company believes that his wide-ranging roles throughout his career at the Company provide him with significant leadership, industry, marketing, and international experience, which qualify him to serve as a member of the Board of Directors.

Executive Officer

Paul M. Heary, 53, has served the Company as Chief Financial Officer since January 1, 2023.

Mr. Heary has over twenty years of experience serving in senior financial management positions for several public and privately owned middle market western New York manufacturers.  Prior to joining Taylor Devices, Mr. Heary was Chief Financial Officer of Multisorb Filtration Group, a leader in sorbent technology serving pharmaceutical, food and industrial markets.  At Multisorb, Mr. Heary played a key role in guiding the company through its 2018 sale from a private equity owner.  From 2006 to 2016, he was the Senior Finance Director at Carleton Technologies (d.b.a Cobham Missions Systems), a global leader in technology for the aerospace and defense market.

Mr. Heary, who joined Taylor Devices in September 2022, has BS (Accounting) and MBA degrees from The State University of New York at Buffalo and previously held certifications for public and management accounting (CPA and CMA).

CORPORATE GOVERNANCE

Board Committees and Meetings

During the fiscal year ended May 31, 2023, the Board of Directors met three times with all the directors in attendance.  All Board members traditionally attend the annual meeting, notwithstanding that the Company does not have a policy with regard to attendance.  All five Board members attended the Company's Annual Meeting of Shareholders held on October 21, 2022.

The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all the powers and authority of the Board in the management of the business of the Company.  The Executive Committee is comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Burgess.

The Audit Committee represents and assists the Board of Directors with its oversight of the integrity of the Company's financial statements and internal controls, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditor. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

The Audit Committee, comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Burgess, is governed by an Audit Committee Charter which was revised and adopted by the Board of Directors.  Mr. Burgess also serves as the Audit Committee financial expert.  The Audit Committee met five times in fiscal 2023, with all members in attendance.

The Compensation Committee, comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Armenat, reviews the compensation of the Company's executive officers, and makes recommendations in that regard to the Board as a whole.  The Committee also administers the Company's stock option plans.  The Compensation Committee met three times in fiscal 2023, with all members in attendance.

The Nominating Committee, comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Carey, is responsible for identifying and evaluating individuals qualified to become Board members and recommending to the Board candidates to stand for election or re-election as directors.  The Nominating Committee met twice in fiscal 2023, with all members in attendance.

The Charters for the Company’s Audit, Compensation and Nominating Committees are available online at www.taylordevices.com/investors.  Shareholders may also request a printed copy upon written request to: Mark V. McDonough, Corporate Secretary, Taylor Devices, Inc., 90 Taylor Drive, North Tonawanda, New York 14120.

Independence.  Messrs. Carey, Burgess and Armenat are independent directors within the meaning of Rule 5605 of the applicable NASDAQ Capital Market listing standards.

Nominating Committee

The Nominating Committee is governed by the terms of its Charter with respect to the consideration and selection of nominees proposed for election to the Board of Directors, including those recommended by shareholders.

The Criteria and Procedures.

The Company strives to have a Board of Directors which will work diligently to promote the long-term interests of the Company and its shareholders.  To that end, the Nominating Committee Charter sets forth certain director qualification criteria (the "Criteria") which the Nominating Committee and the Board believes are necessary for a director of the Company to possess and provides a description of the procedures to be followed when making a recommendation as to any nominee.  So long as any individual proposed by shareholders meets the Criteria, the Nominating Committee will consider such recommendations on the same basis as other candidates. The Criteria include integrity, reputation, judgment, knowledge, independence, experience and accomplishments, board interaction, skills, and long-term commitment. The Committee is required to apply the Criteria to candidates recommended by a Nominating Committee member, other directors, and management, as well as to any candidate meeting the Criteria recommended by shareholders.

During the selection process, the Nominating Committee seeks inclusion and diversity within the Board and adheres to the Company's policy of maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual preference or orientation, marital status, or any other unlawful factor.  The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company's business.

The Nominating Committee annually reviews the requirements relating to diversity and recommends to the Board any changes it believes appropriate to reflect best practices.  In addition, the Board assesses annually its overall effectiveness by means of a self-evaluation process.  This evaluation includes, among other things, an assessment of the overall composition of the Board, including a discussion as to whether the Board has adequately considered diversity, among other factors, in identifying and discussing director candidates.

The Evaluation Process.

The Nominating Committee Charter also describes the process for identifying and evaluating nominees for director, including those nominated by shareholders. In each instance, the Nominating Committee must assess the Board's present and anticipated strengths and needs, based upon the Company's current and future needs. The selection of candidates is intended to provide the Board with an appropriate balance of expertise or experience in accounting and finance, technology, management, international business, compensation, corporate governance, strategy, industry knowledge and general business matters.

Management's Nominees.

The Board of Directors recommended Mr. Timothy Sopko as management’s proposed Class 2 Director nominee to stand for election by shareholders at this Annual Meeting.

Nominees by Shareholders.

Shareholders of the Company may make their suggestions for a director nominee to the entire Board of Directors or to any individual director, by a submission directed to the Company's Corporate Secretary's Office.  The Corporate Secretary's Office will then forward the recommendation, together with all supporting documentation, to Mr. Carey, as Chairman of the Nominating Committee.  Supporting documentation must include a detailed background of the proposed candidate and demonstrate how the candidate meets the Criteria.

Recommendations should be sent c/o Corporate Secretary's Office, Taylor Devices, Inc., 90 Taylor Drive, North Tonawanda, NY 14120.

Communicating with the Board of Directors

Although the Board of Directors does not have a formal procedure for shareholders to send communications to the Board of Directors, a shareholder may communicate with the Company at its website at www.taylordevices.com/about-us/investors. The Company will relay communications to specified individual directors if an express request to do so is included in the shareholder communication.

Code of Ethics

On August 23, 2003, the Company adopted a Code of Ethics (the "Code") which is a compilation of written standards reasonably designed to deter wrongdoing and promote honest and ethical conduct.  Code requirements include, among others, the preparation of full, fair, timely and understandable disclosure in documents that the Company files with and submits to the SEC; compliance with governmental laws, rules and regulations; prompt internal reporting of violations to the Code; and accountability for adherence to the Code.  There have been no amendments to the Code since its adoption and it was re-adopted by the Board of Directors on March 12, 2020.

Board Leadership Structure

Subsequent to the retirement of Douglas P. Taylor on May 31, 2018, the Board of Directors appointed long-time independent director John Burgess as Chairman of the Board.  The Board also appointed Timothy J. Sopko as Chief Executive Officer in April 2019.  In doing so, the Board believes that this is the most effective leadership structure for the Company and is in the best interests of its shareholders. The Board believes that Messrs. Burgess and Sopko are best suited to serve in their respective roles because their collective knowledge and experience within the industry will allow them to identify strategic priorities and opportunities, and thus, more effectively execute the Company's strategy and achieve long-term success.

Board Risk Oversight

Risk management is primarily the responsibility of the Company's management; however, the Board has responsibility for overseeing management's identification and management of those risks. The Board considers risks in making significant business decisions and as part of the Company's overall business strategy. The Board and its committees, as appropriate, discuss and receive periodic updates from senior management regarding significant risks, if any, to the Company in connection with the annual review of the Company's business plan and its review of budgets, strategy, and major transactions.

Each Board committee assists the Board in overseeing management of the Company's risks within the areas delegated to that committee, and is tasked with reporting to the full Board, as appropriate. The Audit Committee is responsible for risks relating to its review of the Company's financial statements and financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting, and compliance with legal and regulatory requirements. The Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company's compensation programs. The Nominating Committee oversees risk as it relates to the Company's corporate governance processes. Each committee has full access to management.  In addition, the Audit Committee meets regularly with the Company's independent auditors.

Report of the Audit Committee for the Fiscal Year Ended May 31, 2023

The information contained in this Audit Committee Report shall not be deemed to be soliciting material or deemed to be filed with or incorporated by reference in filings with the U.S. Securities and Exchange Commission ("SEC"), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

As required by the terms of the Audit Committee Charter, the undersigned members of the Audit Committee have:

1.	Reviewed and discussed the Company's audited financial statements with management of the Company;
2.

Reviewed and discussed with the Company's independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standards No. 16 (Communication with Audit Committees);

3.

Received the written disclosures and the letter from Lumsden & McCormick, LLP, as required by the Public Company Accounting Oversight Board regarding Lumsden & McCormick's communications with the Audit Committee concerning independence, and has discussed with Lumsden & McCormick their independence; and

4.

Based on the foregoing, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for fiscal 2023 for filing with the SEC.

Respectfully submitted, John Burgess F. Eric Armenat Robert M. Carey

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Director Compensation – Fiscal 2023

The Chairman of the Board of Directors receives an $11,000 quarterly retainer fee and the other two non-employee members of the Board of Directors receive a $7,000 quarterly retainer fee.

The Audit Committee meets independently of the Board of Directors not less than five times each year.  Each committee member receives a fee of $2,000 per committee meeting.

The Nominating Committee meets independently of the Board of Directors not less than twice a year.  Each committee member receives a fee of $1,000 per committee meeting.

The Compensation Committee meets independently of the Board of Directors not less than twice a year.  Each committee member receives a fee of $1,000 per committee meeting.

Pursuant to the formula set forth in the 2018 Taylor Devices, Inc. Stock Option Plans on April 18, 2023, the fixed date of the grant, each director and the Company's Chief Financial Officer were granted options to purchase 7,000 shares of the Company's stock.  The exercise price on April 18, 2023 was $19.96, which was the fair market value for a share of common stock according to the terms of the 2018 Plan.  The fair market value is the mean between the high and low prices for a share of common stock as quoted by NASDAQ on the date of the grant.  If there is only one price quoted for the day of the grant, the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price. In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the option is granted shall be determined by the Committee or by the Board.

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
John Burgess	$59,000	-	$47,017	-	-	-	$106,017
F. Eric Armenat	$43,000	-	$47,017	-	-	-	$90,017
Robert M. Carey	$43,000	-	$47,017	-	-	-	$90,017

Assumptions made in the valuation of option awards are described in Note 14 to the Company's Consolidated Financial Statements included in the Company's Annual Report to Shareholders accompanying this Proxy Statement.

EXECUTIVE COMPENSATION

Overview of Compensation Program

The primary purpose of the Compensation Committee is to annually review and approve the Company's overall compensation philosophy and establish corporate goals and objectives in accordance with such philosophy.

Duties and Responsibilities

In keeping with its primary purpose, the committee annually evaluates the performance of the Company's executive officers; determines and approves the compensation of the CEO, including individual elements of salary, bonus, supplemental retirement, incentive and equity compensation, and determines and approves executive officer (non-CEO) compensation, incentive compensation plans and equity-based plans.  In its deliberations, the committee considers company performance, compensation at comparable companies, past years' compensation to the company's executive officers and other relevant factors.

The following table sets forth certain information concerning compensation of, and stock options held by the Company's Chief Executive Officer, President and Chief Financial Officer as of May 31, 2023.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Timothy J. Sopko Chief Executive Officer	2023 2022	$257,500 $250,000	$181,242 $69,691	None None	$47,017 $12,586	- -	None None	$24,071 $22,650	$509,830 $354,927
Alan R. Klembczyk President	2023 2022	$242,050 $235,000	$170,368 $65,511	None None	$47,017 $12,586	- -	None None	$10,433 $9,812	$469,868 $322,909
Mark V. McDonough Chief Financial Officer	2023 2022	$155,570 $220,000	$109,498 $61,329	None None	$6,717 $12,586	- -	None None	$7,755 $9,228	$279,540 $303,143
Paul M Heary Chief Financial Officer	2023	$165,000	$116,135	None	$47,017		None	$5,415	$333,566

The above table reflects all compensation for the year and, for the two Chief Financial Officers,  includes compensation for time within the year when the person was not a named executive officer.

Pursuant to its Management Bonus Policy, for the fiscal year ended May 31, 2023, the Company paid bonuses to the executive officers named in the Summary Compensation Table above.  Under the policy, the Compensation Committee may approve payment for performance based on an amount, calculated in the aggregate for all participants, and of no more than 15% of net income of the Company for the fiscal year then ended.

Option awards include 7,000 and 5,000 options awarded to Mr. Sopko in 2023 and 2022; 7,000 and 5,000 options awarded to Mr. Klembczyk in 2023 and 2022; 5,000 and 1,000 options awarded to Mr. McDonough in 2022 and 7,000 options awarded to Mr. Heary in 2023.  See also Security Ownership of Certain Beneficial Owners and Management.

Assumptions made in the valuation of option awards are described in Note 14 to the Company's Consolidated Financial Statements included in the Company's Annual Report to Shareholders accompanying this Proxy Statement.

Outstanding Equity Awards at Fiscal 2023 Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Timothy J. Sopko	5,000 5,000 5,000 7,000	None	None	$ 9.8500 $11.9500 $9.5250 $19.9550	04/18/30 04/22/31 04/18/32 04/18/33	None	None	None	None
Alan R. Klembczyk	3,000 3,000 3,000 5,000 5,000 5,000 5,000 7,000	None	None	$12.8000 $19.2550 $12.2792 $11.9750 $ 9.8500 $11.9500 $9.5250 $19.9550	08/12/25 08/03/26 08/04/27 04/18/29 04/18/30 04/22/31 04/18/32 04/18/33	None	None	None	None
Mark V. McDonough	5,000 5,000 5,000 5,000 5,000 5,000 5,000 5,000 5,000 1,000	None	None	$ 8.9851 $12.2000 $16.4000 $13.8000 $10.3000 $11.9750 $ 9.8500 $11.9500 $9.5250 $19.9550	04/18/24 04/18/25 04/18/26 04/18/27 04/18/28 04/18/29 04/18/30 04/22/31 04/18/32 04/18/33	None	None	None	None
Paul M. Heary	7,000	None	None	$19.9550	04/18/33	None	None	None	None

Pay vs. Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial and operational performance of the Company.

The Compensation Committee did not consider the pay versus performance disclosure when making its compensation decisions for the 2023 fiscal year.  As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial and operational performance of the Company for each of the last two completed fiscal years.

The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for Fiscal 2023 and 2022.

Pay versus Performance Tables

	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return ($)	Net Income (Loss) ($)
2023	$509,830	$509,830	$360,991	$360,991	$155	$6,287,358
2022	$354,927	$354,927	$313,026	$313,026	$78	$2,239,423

	2023 CEO ($)	2022 CEO ($)	2023 Non-CEO Named Executive Officer ($)	2022 Non-CEO Named Executive Officer ($)
Total Compensation from Summary Compensation Table	$509,830	$354,927	$360,991	$313,026
Subtract: Grant date fair value or equity awards granted during the covered year	$(47,017)	$(12,586)	$(33,584)	$(12,586)
Add: Fair value as of end of covered year of equity awards granted during covered year that were outstanding and unvested as of end of covered year	-	-	-	-
Add: Change in fair value from end or prior year to end of current year for equity awards granted in prior years that were outstanding and unvested at end of current year	-	-	-	-
Add: Fair value as of vesting date of equity awards that were granted and vested in same year	$47,017	$12,586	$33,584	$12,586
Add: Change in fair value from end of prior year to vesting date of equity awards granted in prior years that vested in covered year	-	-	-	-
Subtract: Fair value at end of prior year of equity awards granted in prior years that failed to vest (forfeited) in covered year	-	-	-	-
Add: Dollar amount of dividends or other earnings paid on equity awards in covered year prior to vesting date that are not included in total compensation for covered year	-	-	-	-
Compensation actually paid	$509,830	$354,927	$360,991	$313,026

The above table reflects averages for all named executive officers within the covered year and, for the two Chief Financial Officers, includes compensation for time not serving as an executive officer.

Employment and Change in Control Agreements

As of August 9, 2021, Mr. Sopko and, as of June 1, 2018, Mr. Klembczyk (each, an "Executive") entered into Employment Agreements with the Company (together, the "Agreements").  By their terms, the Agreements will automatically renew each year after the date of this agreement (the “Initial Term”) provided however, that either party may elect not to renew this Agreement for any Renewal Period by providing 90 days written notice of such election prior to the end of the Initial Term or any Renewal Period.  The Company may terminate the employment of an Executive in its absolute discretion, without Cause (as defined in the applicable Agreement), and for any reason.  The Executive may terminate the Agreement and his employment at any time and for Good Reason (as defined in the applicable Agreement).

Each Agreement provides for the payment of a Severance Package of (i) the continuation of the Executive’s base salary for a period of 12 months and (ii) if, the Executive makes a valid election pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) for continuation of health insurance under the applicable Company plan, reimbursement of premiums for such coverage for a period of up to 12 months.  If the Agreement is not renewed by the Executive, no Severance Package shall be paid.  If the Agreement is not renewed by the Company, the Executive shall be entitled to the Severance Package.  Each Executive has agreed to a non-competition clause for 12 months after termination of employment with the Company, in any location where the Company has made sales within the five years preceding termination.

The Company agrees to pay Messrs. Sopko, Klembczyk and Heary base salaries of $300,000, $242,050 and $231,000 per year, respectively, subject to increase at the discretion of the Board. Executives shall be eligible for an Incentive Compensation Plan based on Company performance as approved by the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of August 21, 2023, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (ii) each of the Company's directors and nominees for director, (iii) each named executive officer and (iv) all the directors and executive officers as a group.  All information is based solely upon ownership filings made by such persons with the Securities and Exchange Commission, or upon information provided by such persons to the Company.

Name of Beneficial Owner	Number of Shares		Percentage of Common Stock Owned

Ira Sochet 121 14th Street Belleair Beach, FL 33786	459,015		13.04

Management	Number of Shares		Percentage of Common Stock Owned

John Burgess	82,000	(1)	2.33

Mark V. McDonough	61,070	(1)	1.73

Alan R. Klembczyk	38,123	(1)	1.08

Timothy J. Sopko	30,000	(1)	0.85

F. Eric Armenat	27,000	(1)	0.77

Robert M. Carey	22,000	(1)	0.62

Paul M. Heary	15,820	(1)	0.45

All of the Directors and Executive Officers as a group	276,013		7.84

(1)Includes options granted to directors and officers which have not been exercised: 52,000 by Mr. Burgess, 46,000 by Mr. McDonough, 27,000 by Mr. Armenat, 36,000 by Mr. Klembczyk, 22,000 by Mr. Sopko, 17,000 by Mr. Carey and 7,000 by Mr. Heary. These options were granted pursuant to the 2012 Taylor Devices, Inc. Stock Option Plan ("2012 Plan"), the 2015 Taylor Devices, Inc. Stock Option Plan ("2015 Plan"), the 2018 Taylor Devices, Inc. Stock Option Plan (“2018 Plan”) and the 2022 Taylor Devices, Inc. Stock Option Plan (“2022 Plan”).

Indemnification Insurance for Directors and Officers

On August 23, 2023, the Company purchased a director and officer indemnification insurance policy written by the Cincinnati Insurance Company.  The renewal was for a one-year period at an annual premium of $58,064,.  The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities.  No payments or claims for indemnification or expenses have been made under any directors' and officers' insurance policies purchased by the Company.

The Company has entered into Indemnity Agreements with its directors and certain officers.  Although the Company's by-laws and the New York Business Corporation Law (the "BCL") authorize the Company to indemnify directors and officers, neither require the directors and officers to be indemnified during the pendency of litigation or specify the times at which the Company is obligated to reimburse an indemnified person for expenses.  The Indemnity Agreements provide that the Company will advance litigation expenses to the person indemnified while the action is pending, upon the indemnified person's assurance (as required by the BCL) that the advance will be returned if the indemnified person is ultimately found not to be entitled to it.

Equity Compensation Plan Information

The following table sets forth information regarding equity compensation plans of the Company as of May 31, 2023.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2012 Stock Option Plan 2015 Stock Option Plan 2018 Stock Option Plan 2022 Stock Option Plan	40,500 84,000 153,250 55,250	$12.28 $12.74 $10.85 $18.07	- - - 201,000
Equity compensation plans not approved by security holders
2004 Employee Stock Purchase Plan (1)	-	-	216,365
Total	333,000		417,365

(1)

The Company's 2004 Employee Stock Purchase Plan (the "Employee Plan") permits eligible employees to purchase shares of the Company's common stock at fair market value through payroll deductions and without brokers' fees.  Such purchases are without any contribution on the part of the Company.

OTHER PLANS

The Company adopted an Employee Stock Purchase Plan in 2004.  As of August 21, 2023, there are 216,254 shares available for sale to qualified employees.   The Company also provides a 401(k) plan.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

None.

BOARD DIVERSITY MATRIX

Board Diversity Matrix (As of August 22, 2023)
Total Number of Directors	5
	Female	Male
Directors	0	5
Number of Directors who identify in Any of the Categories Below:
White	0	5
Military Veterans	3

The Board of Directors thinks that the present size of the Board, consisting of five directors, is sufficient for the size and operations of the Company.  The Board views the increasing the size of the Board by adding additional directors to be too expensive for a business the size of the Company.  The Board considers the present Board members to be valuable and necessary for the continued operation of the Board.  Consequently, the Board considers its present make-up to be good for the Company at this time.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Lumsden & McCormick, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2024.  Although the Audit Committee is not required to do so, it is submitting its expected selection for ratification to the Annual Meeting in order to ascertain the views of the shareholders.  The Audit Committee will not be bound by the vote of the shareholders; however, if the proposed selection is not ratified, the Audit Committee will revisit its selection.

A representative of Lumsden & McCormick, LLP will be present at the meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Audit Committee approves all professional services, including tax related services, provided to the Company by Lumsden & McCormick, LLP.  Regarding "Audit and Audit-Related" services, the Committee reviews the annual audit plan and approves the estimated audit budget in advance.  The aggregate fees billed by Lumsden & McCormick, LLP for professional services to the Company were $123,000 and $119,000 for the fiscal years ended May 31, 2023 and 2022.

Audit Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services rendered in connection with the audit of the Company's annual financial statements, the review of the Company's quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements were $101,000 and $94,000 for the fiscal years ended May 31, 2023 and 2022.

Audit-Related Fees

There were no aggregate fees billed by Lumsden & McCormick, LLP for professional assurance and related services reasonably related to the performance of the audit of the Company's financial statements, but not included under Audit Fees, for the fiscal years ended May 31, 2023 and 2022.

Tax Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services for tax compliance, tax advice and tax planning were $13,000 and $19,000 for the fiscal years ended May 31, 2023 and 2022.

All Other Fees

The aggregate fees billed by Lumsden & McCormick, LLP for the professional services rendered in connection with the audit of the Company’s 401(k) Plan were $8,000 and $6,000 for the fiscal years ended 2023 and 2022.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE APPOINTMENT OF LUMSDEN & MCCORMICK, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2024, BE RATIFIED AND URGES YOU TO VOTE "FOR" THIS PROPOSAL.

PROPOSAL 3

TO APPROVE THE NON-BINDING ADVISORY RESOLUTION, APPROVING

THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

The shareholders of the Company are entitled to vote at the Annual Meeting of Shareholders to approve the compensation of the Company's named executive officers, as disclosed in this Proxy Statement.  The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.  Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.

This vote is not intended to address any specific item of compensation but rather the overall compensation of the Company's named executive officers and its compensation practices as disclosed under the “Executive Compensation” section of this Proxy Statement.  Shareholders are asked to vote on the following resolution:

RESOLVED, that the shareholders of Taylor Devices, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement for the Company's 2023 annual meeting of shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors.  Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the company's executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE "FOR" THE RESOLUTION.

PROPOSAL 4

TO DETERMINE, BY A NON-BINDING ADVISORY VOTE,

THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION

OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

SEC rules require that the Company include in the proxy materials an advisory resolution subject to a non-binding shareholder vote to approve the compensation of the named executive officers.  The approval of this resolution is included as the preceding Proposal 3 in this Proxy Statement.  The rule also requires that we enable the shareholders to vote to approve, on an advisory (non-binding) basis, the frequency (one, two or three years) with which the non-binding shareholder vote to approve the compensation of the named executive officers should be conducted.  In accordance with such rules, the Company is requesting that shareholders vote to advise whether this non-binding shareholder vote to approve the compensation of the named executive officers should occur every one, two or three years, or abstain.

The Board believes that a non-binding advisory shareholder vote on executive compensation should occur every three years.  A triennial vote will provide the Board time to obtain information on shareholders' views of the compensation of the executive officers. It will also provide the Board and Compensation Committee with sufficient time to implement any appropriate changes to the executive compensation program.

Accordingly, the Company is giving shareholders an opportunity to cast an advisory vote to determine the frequency of future advisory votes on executive compensation.  When voting on this proposal, shareholders may indicate whether they would prefer an advisory vote every one, two or three years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT THE SHAREHOLDERS VOTE "FOR" 3 YEARS ON THIS PROPOSAL.

GENERAL INFORMATION

Voting

Under the Business Corporation Law of New York ("BCL") and the Company's By-laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting.  The shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority (a "broker non-vote") with respect to any particular matter.

A nominee standing for election must be elected by a plurality of votes cast at the Annual Meeting, and if elected, serve in the class of directors to which he is elected.  Withheld votes and broker non-votes will have no effect on the vote for a nominee.

Any other actions properly brought before the meeting, including Proposal 2, ratification of Lumsden & McCormick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2024, requires a majority of the votes cast at the meeting by shareholders entitled to vote.  Abstentions will have the same effect as a vote against the action.  Broker non-votes will have no effect on the vote upon the action.

For voting purposes, all proxies marked "for," "against," "abstain," or "withhold authority" will be counted in accordance with such instruction as to each item.

Expenses

The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company.  The Company has retained the services of Regan & Associates, Inc. if needed to assist in the solicitation of proxies under a contract providing for the payment of $7,500, plus out-of-pocket expenses.  In addition to solicitation by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to his or her regular compensation.  Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

Shareholder Proposals for the 2024 Annual Meeting

Procedures for a nomination by a shareholder for election as a director are described under "Nominees by Shareholders” on page 8 of this Proxy Statement.

Proposals of shareholders intended to be presented to the year 2024 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company no later than May 8, 2024, for inclusion in the Proxy Statement and form of proxy.  Shareholders wishing to propose a matter for consideration at the 2024 Annual Meeting of Shareholders must follow certain specified advance notice procedures set forth in the Company's by-laws, a copy of which is available upon written request to: Mark V. McDonough, Corporate Secretary, Taylor Devices, Inc., 90 Taylor Drive, North Tonawanda, New York 14120.

The by-laws designate procedures for the calling and conduct of a meeting of shareholders, including, but not limited to, specifying who may call the meeting, what business may be conducted, the procedures with respect to the making of shareholder proposals, and the procedures and requirements for shareholder nomination of directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and beneficial owners of more than 10 percent of the Company’s stock to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the Securities and Exchange Commission and the Company.  Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to us pursuant to Rule 16a-3(e) under the Exchange Act, we believe that Fiscal 2023’s filing requirements under Section 16(a) of the Exchange Act have been satisfied.

Director and Officer Derivative Trading and Hedging Policy

The Company does not have a policy which prohibits our officers, non-employee directors, or employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock.

Financial and Other Information

The financial statements of the Company for the fiscal year ended May 31, 2023, are contained in the Company's 2023 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

By Order of the Board of Directors

/s/Mark V. McDonough
Dated:	September 8, 2023	Mark V. McDonough
	North Tonawanda, New York	Corporate Secretary

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EXHIBITS:

99.1 – Annual Report

99.2 – Proxy Card